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                                                                     EXHIBIT 3.1
                                     Form of
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             TELETECH HOLDINGS, INC.


     TELETECH HOLDINGS, INC., a Delaware corporation, for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, as amended, does hereby certify as follows:

     1.   The name of the corporation (the "Corporation") is TeleTech Holdings,
Inc.

     2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 22, 1994.

     3. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the original Certificate of Incorporation of the Corporation.

     4. This Restated Certificate of Incorporation was duly adopted by written consents of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended, and written notice of the adoption of this Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware, as amended, to every stockholder entitled to such notice.

     5. The text of the Certificate of Incorporation of the Corporation is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE ONE
                               NAME OF CORPORATION

     The name of the Corporation is TeleTech Holdings, Inc.

                                   ARTICLE TWO
                           ADDRESS OF REGISTERED AGENT

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

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                                  ARTICLE THREE
                                     PURPOSE

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended. The Corporation shall have perpetual existence.

                                  ARTICLE FOUR
                                      STOCK

     A. AUTHORIZED STOCK. The total number of shares of stock which the Corporation shall have authority to issue is 160,000,000, of which 150,000,000 shares with $0.01 per share par value are designated as Common Stock and 10,000,000 shares of $0.01 per share par value are designated as Preferred Stock.

     B. RIGHT TO DESIGNATE PREFERRED STOCK. The board of directors of the Corporation is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of the shares of Preferred Stock as a class or in series and, by filing a certificate of designations, pursuant to the General Corporation Law of the State of Delaware, as amended, setting forth a copy of such resolution or resolutions to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of the class or of each such series and the qualifications, limitations, and restrictions thereof. The authority of the board of directors with respect to the class or each series shall include, but not be limited to, determination of the following:

          1. the number of shares constituting any series and the distinctive designation of that series;

          2. the dividend rate on the shares of the class or of any series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the class or of that series;

          3. whether the class or any series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          4. whether the class or any series shall have conversion privileges and, if so, the terms and conditions of conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

          5. whether or not the shares of the class or of any series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

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          6.   whether the class or any series shall have a sinking fund for the redemption or purchase of shares of the class or of that series, and, if so, the terms and amount of such sinking fund;

          7. the rights of the shares of the class or of any series in the event of voluntary or involuntary dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of the class or of that series; and

          8. any other powers, preferences, rights, qualifications, limitations, and restrictions of the class or of any series.

                                  ARTICLE FIVE
                                     BY-LAWS

     In furtherance and not in limitation of the powers conferred by statute, the board of directors shall have the power, both before and after receipt of any payment for any of the Corporation's capital stock, to adopt, amend, repeal or otherwise alter the By-laws of the Corporation without any action on the part of the stockholders; provided, however, that the grant of such power to the board of directors shall not divest the stockholders of nor limit their power to adopt, amend, repeal or otherwise alter the By-laws.

                                   ARTICLE SIX
                              ELECTION OF DIRECTORS


     Elections of directors need not be by written ballot except and to the extent provided in the By-laws of the Corporation.

                                  ARTICLE SEVEN
                             LIABILITY OF DIRECTORS

     To the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article Seven shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omission of such director occurring prior to such amendment.

                                  ARTICLE EIGHT
                                 INDEMNIFICATION

     The Corporation shall indemnify all directors, officers, employees and agents of the Corporation, and shall advance expenses reasonably incurred by such directors, officers, employees and agents in defending any civil, criminal, administrative or investigative action, suit or proceeding, in accordance with and to the fullest extent permitted by Section 145 of the

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General Corporation Law of the State of Delaware, as amended from time to time.
Any repeal or modification of the provisions of this Article Eight shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                  ARTICLE NINE
                            DISSOLUTION; LIQUIDATION

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

     IN WITNESS WHEREOF, TeleTech Holdings, Inc. has caused this Certificate to be signed by the President and the Secretary on _____________ ___, 1996.

                              TELETECH HOLDINGS, INC., a Delaware corporation


                              By:  _______________________________________
                                   Kenneth Tuchman, Chairman of the Board,
                                   President and Chief Executive Officer

ATTEST:


By:  ___________________________________
     Jo-Nell Labbienti,
     Secretary

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